Exhibit 99.1

Protolabs Reports Financial Results for the Fourth Quarter and Full Year 2019

Record Full Year 2019 Revenue of $458.7 million, an increase of 3% over 2018

MAPLE PLAIN, Minn. – February 6, 2020 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Highlights include:

●	Revenue for the fourth quarter of 2019 was $111.9 million, representing a 0.8 percent decrease compared to revenue of $112.8 million in the fourth quarter of 2018.

●	The number of unique product developers and engineers served totaled 20,595 in the fourth quarter of 2019, an increase of 0.9 percent over the fourth quarter of 2018.

●	Net income for the fourth quarter of 2019 was $15.2 million, or $0.56 per diluted share.

●	Non-GAAP net income was $17.1 million, or $0.63 per diluted share. See “Non-GAAP Financial Measures” below.

“The fourth quarter of 2019 played out as we expected, as global macroeconomic conditions continued to weaken through the end of 2019,” said Vicki Holt, President and Chief Executive Officer. “Despite softer revenue in the fourth quarter, our world-class e-commerce digital manufacturing offer still resonates with customers, as evidenced by our three percent growth in 2019 in these tough macro conditions.”

Additional Fourth Quarter 2019 Highlights include:

●	Gross margin was 50.6 percent of revenue for the fourth quarter of 2019, compared to 52.5 percent for the fourth quarter of 2018.

●	Operating expenses were 33.1 percent of revenue for the fourth quarter of 2019, compared to 34.6 percent for the fourth quarter of 2018.

●	GAAP operating margin was 17.5 percent of revenue during the fourth quarter of 2019, compared to 17.9 percent for the fourth quarter of 2018.

●	Non-GAAP operating margin was 19.2 percent of revenue during the fourth quarter of 2019, compared to 21.2 percent for the fourth quarter of 2018. See “Non-GAAP Financial Measures” below.

●	EBITDA was $27.0 million, or 24.1 percent of revenue, for the fourth quarter of 2019.

●	Adjusted EBITDA was $28.3 million, or 25.3 percent of revenue, for the fourth quarter of 2019. See “Non-GAAP Financial Measures” below.

●	The company generated $32.3 million in cash from operations during the fourth quarter of 2019.

●	Cash and investments balance was $173.6 million at December 31, 2019.

“Protolabs continued its track record of very strong cash generation in the fourth quarter of 2019, despite revenue softness and contraction in global manufacturing activity,” said John Way, Chief Financial Officer. “Our balance sheet remains very healthy as we enter into 2020, allowing us to make strategic investments focused on long term business performance.”

Full Year 2019 Financial Highlights include:

●	Revenue increased 2.9 percent to $458.7 million compared to $445.6 million in 2018.

●	Protolabs served 47,774 product developers during the year, an increase of 3.9 percent over 2018.

●	Net income for 2019 was $63.7 million, or $2.35 per diluted share.

●	Non-GAAP net income was $75.4 million, or $2.79 per diluted share. See “Non-GAAP Financial Measures” below.

●	Cash generated from operations during the year totaled $116.1 million.

●	The Company repurchased $33.5 million or 326,462 shares of common stock.

“Although macroeconomic headwinds across various industries have resulted in lower than expected purchasing from our customers in 2019, Protolabs remains committed to continually improving our offer and delighting our customers,” said Holt. “As we enter 2020, we are very excited about enhancements we are making to our e-commerce platform and back-end support systems. This project, called Protolabs 2.0, will build out our systems to support our customers and our strategy for the next decade and beyond. We have an outstanding team and are well-situated strategically and financially to expand our position as the leading e-commerce, digitally enabled supplier of custom manufacturing parts and services, which will lead to long-term shareholder value creation.”

Non-GAAP Financial Measures

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates (collectively, “non-GAAP revenue growth”). Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has included earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA, adjusted for stock-based compensation expense, unrealized (gain) loss on foreign currency, and disposal of businesses (collectively, “Adjusted EBITDA”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP operating margin, adjusted for stock-based compensation expense and amortization expense (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency, and disposal of businesses (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below reconciliations of GAAP to non-GAAP net income, non-GAAP operating margin, non-GAAP revenue growth and Adjusted EBITDA, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its fourth quarter and full year 2019 financial results and financial guidance today, February 6, 2020 at 8:30 a.m. EST. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. EST start time. No participant code is required. A simultaneous webcast of the call, and accompanying presentations will be available via the investor relations section of the Protolabs website and the following link: https://edge.media-server.com/mmc/p/mcknxyj8. A replay will be available for 14 days following the call on the investor relations section of the Protolabs website.

About Protolabs

Protolabs is the world's fastest digital manufacturing source for rapid prototyping and on-demand production. The technology-enabled company produces custom parts and assemblies in as fast as one day with automated 3D printing, CNC machining, sheet metal fabrication, and injection molding processes. Its digital approach to manufacturing enables accelerated time to market, reduces development and production costs, and minimizes risk throughout the product life cycle. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Source: Proto Labs, Inc.

Investor Relations Contact:
Protolabs
Dan Schumacher, 763-479-7240
Director of Investor Relations
daniel.schumacher@protolabs.com

or

Media Contact:
Protolabs

Sarah Ekenberg, 763-479-7560

Marketing Manager, PR & Media

sarah.ekenberg@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$125,225	$85,046
Short-term marketable securities	35,437	46,750
Accounts receivable, net	57,450	59,155
Inventory	10,075	10,087
Income taxes receivable	-	5,757
Prepaid expenses and other current assets	8,232	8,567
Total current assets	236,419	215,362

Property and equipment, net	263,712	228,001
Goodwill	128,752	128,752
Other intangible assets, net	17,369	19,850
Long-term marketable securities	12,960	23,579
Operating lease assets	11,425	-
Other long-term assets	3,030	3,441
Total assets	$673,667	$618,985

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$16,804	$17,411
Accrued compensation	15,058	18,130
Accrued liabilities and other	11,057	16,702
Current operating lease liabilities	3,340	-
Income taxes payable	1,322	491
Total current liabilities	47,581	52,734

Long-term operating lease liabilities	8,565	-
Long-term deferred tax liabilities	26,283	20,162
Other long-term liabilities	5,448	4,592

Shareholders' equity	585,790	541,497
Total liabilities and shareholders' equity	$673,667	$618,985

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue
Injection Molding	$51,480	$53,913	$217,415	$210,523
CNC Machining	38,494	38,157	155,473	153,521
3D Printing	15,708	13,924	61,352	53,342
Sheet Metal	5,223	5,996	21,000	24,998
Other	984	779	3,488	3,212
Total revenue	111,889	112,769	458,728	445,596

Cost of revenue	55,311	53,614	223,438	206,917
Gross profit	56,578	59,155	235,290	238,679

Operating expenses
Marketing and sales	17,510	17,586	72,976	68,533
Research and development	8,151	7,580	32,692	28,735
General and administrative	11,355	13,834	49,766	52,513
Total operating expenses	37,016	39,000	155,434	149,781
Income from operations	19,562	20,155	79,856	88,898
Other income, net	(229)	1,381	1,337	2,757
Income before income taxes	19,333	21,536	81,193	91,655
Provision for income taxes	4,147	2,250	17,538	15,067
Net income	$15,186	$19,286	$63,655	$76,588

Net income per share:
Basic	$0.57	$0.71	$2.37	$2.84
Diluted	$0.56	$0.71	$2.35	$2.81

Shares used to compute net income per share:
Basic	26,777,536	27,040,207	26,866,985	26,982,614
Diluted	26,945,927	27,311,988	27,049,423	27,278,816

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2019	2018
Operating activities
Net income	$63,655	$76,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,864	26,754
Stock-based compensation expense	10,781	10,928
Deferred taxes	6,106	11,936
Gain on sale of businesses	-	(671)
Amortization of held-to-maturity securities	5	374
Other	391	(619)
Changes in operating assets and liabilities	4,250	(2,361)
Net cash provided by operating activities	116,052	122,929

Investing activities
Purchases of property, equipment and other capital assets	(62,230)	(87,104)
Cash used for acquisitions, net of cash acquired	-	(90)
Proceeds from sale of businesses	-	284
Purchases of other assets and investments	(4,000)	(126)
Purchases of marketable securities	(46,403)	(41,384)
Proceeds from maturities of marketable securities	68,330	65,139
Net cash used in investing activities	(44,303)	(63,281)

Financing activities
Payments on debt	-	(5,000)
Proceeds from exercises of stock options	4,391	8,935
Purchases of shares withheld for tax obligations	(2,487)	(2,144)
Repurchases of common stock	(33,521)	(12,229)
Net cash used in financing activities	(31,617)	(10,438)
Effect of exchange rate changes on cash and cash equivalents	47	(871)
Net increase in cash and cash equivalents	40,179	48,339
Cash and cash equivalents, beginning of period	85,046	36,707
Cash and cash equivalents, end of period	$125,225	$85,046

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and disposal of businesses
GAAP net income	$15,186	$19,286	$63,655	$76,588
Add back:
Stock-based compensation expense	1,043	2,942	10,781	10,928
Amortization expense	889	862	3,482	3,233
Unrealized (gain) loss on foreign currency	286	(527)	677	(380)
Disposal of businesses	-	-	-	(671)
Total adjustments [1]	2,218	3,277	14,940	13,110
Provisional charges related to the tax effect of deemed repatriation of foreign earnings	-	(719)	-	(719)
Revaluation of net deferred tax assets and liabilities	-	(496)	-	(496)
Income tax benefits on adjustments [2]	(350)	(1,086)	(3,225)	(5,660)
Non-GAAP net income	$17,054	$20,262	$75,370	$82,823

Non-GAAP net income per share:
Basic	$0.64	$0.75	$2.81	$3.07
Diluted	$0.63	$0.74	$2.79	$3.04

Shares used to compute non-GAAP net income per share:
Basic	26,777,536	27,040,207	26,866,985	26,982,614
Diluted	26,945,927	27,311,988	27,049,423	27,278,816

[1]Stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and disposal of businesses were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Cost of revenue	$933	$448	$3,335	$1,543

Marketing and sales	708	562	2,631	1,942
Research and development	365	407	1,851	1,517
General and administrative	(74)	2,387	6,446	9,159
Total operating expenses	999	3,356	10,928	12,618

Other income, net	286	(527)	677	(1,051)
Total adjustments	$2,218	$3,277	$14,940	$13,110

[2] For the three-month and year-ended periods ended December 31, 2019 and 2018, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. Our non-GAAP tax rates differ from our GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$111,889	$112,769	$458,728	$445,596
Income from operations	19,562	20,155	79,856	88,898
GAAP operating margin	17.5%	17.9%	17.4%	20.0%
Add back:
Stock-based compensation expense	1,043	2,942	10,781	10,928
Amortization expense	889	862	3,482	3,233
Total adjustments	1,932	3,804	14,263	14,161
Non-GAAP income from operations	$21,494	$23,959	$94,119	$103,059
Non-GAAP operating margin	19.2%	21.2%	20.5%	23.1%

Proto Labs, Inc.
Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP net income	$15,186	$19,286	$63,655	$76,588
Amortization expense	889	862	3,482	3,233
Depreciation expense	7,317	6,372	27,383	23,521
Interest income, net	(560)	(641)	(2,095)	(1,704)
Tax expense	4,147	2,250	17,538	15,067
EBITDA	26,979	28,129	109,963	116,705
Add back:
Stock-based compensation expense	1,043	2,942	10,781	10,928
Unrealized (gain) loss on foreign currency	286	(527)	677	(380)
Disposal of businesses	-	-	-	(671)
Total adjustments	1,329	2,415	11,458	9,877
Adjusted EBITDA	$28,308	$30,544	$121,421	$126,582

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018%			% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]		Currencies[3]
Revenues
United States	$88,329	$-	$88,329	$89,282	(1.1%	)	(1.1%	)
Europe	19,889	385	20,274	19,458	2.2%		4.2%
Japan	3,671	(131)	3,540	4,029	(8.9%	)	(12.1%	)
Total Revenue	$111,889	$254	$112,143	$112,769	(0.8%	)	(0.6%	)

	Year Ended December 31, 2019			Year Ended December 31, 2018%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$360,205	$-	$360,205	$350,535	2.8%	2.8%
Europe	82,805	4,353	87,158	80,889	2.4%	7.8%
Japan	15,718	(150)	15,568	14,172	10.9%	9.9%
Total Revenue	$458,728	$4,203	$462,931	$445,596	2.9%	3.9%

[1] Revenue growth for the three-month and year-ended periods ended December 31, 2019 has been recalculated using 2018 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

[2] This column presents the percentage change from GAAP revenue growth for the three-month and year-ended periods ended December 31, 2018 to GAAP revenue growth for the three-month and year-ended periods ended December 31, 2019.

[3] This column presents the percentage change from GAAP revenue for the three-month and year-ended periods ended December 31, 2018 to non-GAAP revenue for the three-month and year-ended periods ended December 31, 2019 (as recalculated using the foreign currency exchange rates in effect during the three-month and year-ended periods ended December 31, 2018) in order to provide a constant currency comparison.

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Unique product developers and engineers served	20,595	20,403	47,774	45,968